SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

COGNOS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada

____________________________________________________________
(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

____________________________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

____________________________________________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Effective October 25, 2004, Cognos Incorporated (“Cognos”) entered into new employment agreements (“Agreements”) with each of Messrs. Robert G. Ashe and Tom Manley (“Executives”). Mr. Ashe has been employed with Cognos since September 1984 and was appointed to his current position of President and Chief Executive Officer on June 23, 2004. Mr. Manley has been employed as Senior Vice President, Finance and Administration and Chief Financial Officer since August 20, 2001.

Mr. Ashe’s Agreement replaces his prior agreement dated August 16, 1984 and, in the view of Cognos, more adequately reflects his current position at Cognos and his twenty (20) years of service. Mr. Manley’s Agreement replaces his prior agreement dated August 20, 2001 and more appropriately aligns his employment arrangement with that of Mr. Ashe. The Human Resources and Compensation Committee (“Committee”) of Cognos’ Board of Directors (“Board”), represented by external counsel retained by the Committee, negotiated both Agreements with the Executives and their independent counsel.

The Agreements confirm that the base salaries for Messrs. Ashe and Manley are US$400,000.00 and US$300,000.00, respectively, for Cognos’ 2005 fiscal year. Their bonuses and performance targets are set out in their respective FY05 Compensation Plans as established by the Board. Existing benefit entitlements are maintained, as well as their participation in the Cognos 2003-2008 Stock Option Plan and the Retirement Compensation Arrangements Plan For Certain Executives.

The terms of the Agreements are indefinite, subject to termination as provided in the Agreements. Cognos may terminate either Agreement for “Just Cause” (as defined in the Agreements) without notice or compensation in lieu of notice, except for unpaid base salary or vacation already earned. If an Agreement, however, is terminated by Cognos without Just Cause or by the Executive for “Good Reason” (as defined in the Agreements), the Executive is entitled to a continuation of his salary, target bonus, benefits (to the extent permitted by carriers) and other entitlements (including continued vesting of share options) for a period of thirty (30) months, in the case of Mr. Ashe, and for a period of twenty-four (24) months, in the case of Mr. Manley. In particular, Good Reason includes either Executive ceasing to hold his current position. Also, if termination occurs within twelve (12) months following a “Change of Control” (as defined in the Agreements), Cognos will pay the reasonable legal costs incurred by the Executives to enforce their respective Agreements as such costs are incurred.

Following a Change of Control, the Executives’ entitlements/rights pursuant to any unvested share options, as well as under any share purchase, profit sharing, bonus or incentive plan, will immediately and automatically become fully vested and exercisable.

In consideration of receiving these entitlements, the Executives each have agreed, during their employment with Cognos and following their termination, to a twelve (12) month non-compete period, a twenty-four (24) month non-solicitation period in respect of Cognos employees and customers, and a twelve (12) month non-disparagement provision in their respective Agreements. Additionally, their post-employment entitlements are subject to the Executives’ continuing compliance with these post-employment obligations.

The full text of the Agreements is included as Exhibit 99.1 and 99.2 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: October 29, 2004	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Employment Agreement for Robert G. Ashe dated October 25, 2004	5

99.2	Employment Agreement for Tom Manley dated October 25, 2004	17

4